Filed Pursuant to Rule 424(b)(3)
Registration Statement No. 333-149714

Investment Horizon Annuity

TIAA-CREF Life Insurance Company

PROSPECTUS SUPPLEMENT NUMBER 2

dated October 25, 2012 to the

Investment Horizon Annuity Prospectus

dated May 1, 2012, as supplemented September 27, 2012

This supplement amends certain disclosure in the above-referenced prospectus for the contracts with the same names. All other provisions of your contract remain as stated in your contract and prospectus, as previously amended. Please keep this supplement with your prospectus for future reference.

Effective 10/22/2012, Eugene Flood is no longer a director or executive officer of the TIAA-CREF Life Insurance Company, so information about him in the prospectus should be disregarded.

A13747 (10/12)